THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY
AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION
STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT
THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE
EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED
IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN
VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS
LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE
FOR THIS NOTE.

MANAGEMENT TECHNOLOGIES, INC.
                                                          $323,117

No. 57

March 31, 1992

SUBORDINATED CONVERTIBLE NOTE

        MANAGEMENT TECHNOLOGIES, INC. a New York corporation (the "Company"), for value received, hereby promises to pay to D.H. Blair Investment Banking Corp. or registered assigns (the "Payee") on May 1, 1994 (the "Maturity
Date") at the offices of the Company, One Penn Plaza, New York, New York 10119, the principal amount of Three
Hundred Twenty-Three Thousand One Hundred Seventeen ($323,117) Dollars, including the second year's interest accrued thereon, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be payable at the Prime Rate which shall mean the Prime Rate announced by the Bank of New York on the business day immediately preceding the initial
Closing (as defined in the Company's confidential term sheet, dated February 6, 1992 ("Term Sheet") relating to a private placement of up to sixty (60) Units ("Private Placement Units"), each Unit consisting of a $50,000 principal amount subordinated convertible redeemable note ("Note") of the Company, plus one and one-half (1 1/2%) percent per annum from the date hereof through the Maturity Date, payable annually in cash and 50,000 Class
C redeemable Common Stock Purchase Warrants ("Warrants"). The Company shall prepay to the Payee in amount equal to interest for the first 12 months of this Note, discounted over such period at an interest rate equal to 1% per annum.
 This Note is issued pursuant to a Subscription
Agreement dated as of ,1992, between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee or transferees of the Note, by their acceptance hereof, assume the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of the Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

1.Subordination

A. This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future, and, if divided into separate Notes, all such Notes shall rank equally and ratably without preference or priority of any of said Notes over any others thereof. However, the indebtedness evidenced by this Note and the payment of the principal of, and interest hereon, shall be at all times and in all respects wholly subordinate, junior and subject in right of payment to Senior Indebtedness (as herein defined) now outstanding or hereinafter incurred.
Without limiting the effect of the foregoing, "subordinate," as used herein, shall be deemed to mean that, in the event of any default in the payment of Senior Indebtedness (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on Senior
Indebtedness shall first be paid in full, with interest, if any, before any payment is made upon the indebtedness evidenced by this Note, and, in such event, any payment or distribution of any character which shall be made in respect of this Note shall be paid over to the holders of Senior Indebtedness for application prorata to the payment thereof, unless and until such Senior
Indebtedness shall have been paid and satisfied in full.
"Senior Indebtedness" shall mean the principal of, and premium, if any, and interest on, all indebtedness of the Company to banks, trust companies, insurance companies and other financial institutions; provided, however, that Senior Indebtedness shall expressly exclude trade debt.

B. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and convenants of this Note, regardless of any knowledge thereof which any such owner or holder may have or be otherwise charged with.

2.Prepayment

The Company shall have no right to prepay the principal amount of this Note.

3.Conversion

This Note shall be convertible, together with interest accrued thereon on the date a holder elects to convert (the "Conversion Date"), at the option of the holder hereof, commencing September 1, 1992, into that number of shares of Common Stock as shall equal the total principal of the Note, together with such accrued interest, (A) from September 1, 1992 through
January 31, 1994, divided by the higher of (i) forty
(40%) percent of the average closing bid price of the Common Stock in the over-the-counter market as reported by NASDAQ for the twenty (20) days immediately preceding the Conversion Date (the "Market Price"), but in no event greater than $3.00 per share and (ii) $2.00 and (B) from February 1, 1994 through the Maturity Date, divided by the lower of (i) forty percent (40%) of the Market Price, but in no event less than $0.25 per share and (ii) $3.00
(the "Conversion Factor").

4.Registration Under the Securities Act of 1933

A.The Company agrees to file a registration statement under the Securities Act of 1933, as amended (the "Act"), and use its best efforts to cause such registration to become on or before September 1, 1992, registering the shares of Common Stock issued upon Conversion of the Notes included as part of the Private Placement Units. All costs and expenses of such registration and the costs and expenses of any amendment or supplements necessary to keep such registration statement current, shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts and commissions applicable to any of the securities sold by them. The Company shall maintain the current effectiveness of such registration statement until the earlier of (i) such time as all shares of Common Stock issuable upon conversion of the Notes have been issued; or (ii) the repayment in full of all principal and interest on the Notes.

5.Indemnification

A.Whenever pursuant to Section 4, a
registration statement relating to the shares of Common
Stock issuable upon conversion of the Notes included as part of the Private Placement Units, is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement
(such holder being hereinafter called the "Distributing
Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other
Distributing Holder, for use in the preparation thereof.

B.The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

C.Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5.

D.In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

6. Adjustment of Conversion Factor

(a) Subject to the exceptions referred to in subsection 6(f) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the current fair market value of the Common Stock (defined as the last reported sale price of the Common Stock in the over-the counter market as reported by NASDAQ on the last business day prior to the Conversion Date) on the date of the sale or issue any share of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of share (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Factor in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Conversion Factor in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common
Stock which the aggregate consideration received
(determined as provided in subsection 6(e)(F) below), if any, for the issuance of such additional shares would purchase at such current market price per share of Common
Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.
Such adjustment shall be made successively whenever such an issuance is made. Upon each adjustment of the Conversion Factor pursuant to this Section 6, the total number of shares of Common Stock which may be acquired upon conversion of each Note shall be such number of shares (calculated to the nearest tenth) acquirable at the Conversion Factor immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion
Factor in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Factor in effect immediately after such adjustment.

(b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Note then outstanding shall have the right thereafter, by converting such Note, to acquire the kind and number of shares of stock or other securities or property
(including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon conversion of such Note immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes or outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(c)Irrespective of any adjustments or changes in the Conversion Factor or the number of shares of Common Stock which may be acquired upon conversion of the Notes, the Notes theretofore and thereafter issued shall continue to express the Conversion Factor per share and the number of shares which may be acquired thereunder as the Conversion Factor per share and the number of shares which may be acquired were expressed in the Notes when the same were originally issued.

(d)After each adjustment of the Conversion
Factor pursuant to this Section 6, the Company will promptly prepare a Note signed by the Chairman or President of the Company setting forth: (i) the Conversion Factor as so adjusted, (ii) the number of shares of Common Stock which may be acquired upon conversion of each Note after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to Blair and to each registered holder of Notes at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) For purposes of Section 6 hereof, the following provisions (A) to (F) shall also be applicable:

    A)     The number of shares of Common Stock
    outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

    (B)     No adjustment of the Conversion
    Factor shall be made unless such adjustment would require an increase or decrease of at least $.10 in such factor; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Conversion Factor then in effect hereunder.

    (C)     In case of (1) the sale by the
    Company for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called
    "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible
    Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible
    Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible
    Securities issuable upon the exercise of such rights, warrants or options) is less than the fair market value of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of
    Section 6 hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

    (D)     In case of the sale by the Company
    for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible
    Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible
    Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common
    Stock for purposes of Section 6 hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

    (E)     If the exercise or purchase price
    provided for in any right, warrant or option referred to in (C) above, or the rate at which any Convertible Securities referred to in (C) or (D) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible
    Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible
    Securities, (2) had adjustments been made on the basis of the Conversion Factor as adjusted under clause (1) for all transactions (which would have affected such adjusted Conversion Factor) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible
    Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible
    Securities and (b) had adjustments been made on the basis of the Conversion Factor as adjusted under clause (a) for all transactions (which would have affected such adjusted Conversion Factor) made after the issuance or sale of such rights, warrant, options or Convertible Securities.

    (F)   In case of the sale for cash of any
    shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

           (f) No adjustment to the Conversion Factor of the Notes or to the number of shares of Common Stock which may be acquired upon conversion of each Note will be made, however,
                  (i)     upon the exercise of any options,
                   warrants or convertible securities presently outstandings; or

                  (ii)    upon the grant or exercise or any
                   other options which may hereafter be granted or exercised under any employee benefit plan of the Company or otherwise to outside directors of the Company as consideration for their agreement to serve on the Company's Board of Directors; or

                   (iii) upon the sale or exercise of the
                    Warrants; or

                   (iv)    upon the issuance of any shares of
                    Common Stock sold in the Company's initial public offering, or upon exercise of the Class A or Class B Warrants comprising any Unites sold in the Company's initial public offering;

                    or

                    (v)     upon the issuance or sale of Common
                     Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                    (vi)   upon the issuance or sale of Common
                     Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                     (vii) upon any amendment to or change in
                      the terms of any rights or warrants to
                      subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Notes (i) for which an adjustment in the Conversion Factor then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or
                      (ii) for which such an adjustment would have been required had the exercise or purchase price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, been the price or rate as changed, in which case the provisions of
                      Section 6(e)(E) hereof shall be applicable if, but only if, the exercise or purchase price thereof, as changed, consists of cash or requires the payment of additional consideration, if any, consisting of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

                      (g)     As used in this Section 6, the term
"Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Notes and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon conversion of the Notes shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Notes or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 6(b) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Notes as a result of a subdivision or combination or consisting or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                       (h)     Any determination as to whether an
adjustment in the Conversion Factor in
effect hereunder is required pursuant to
Section 6, or as to the amount
of any such adjustment, if required,
shall be binding upon the holders of the Notes and the Company if made in good faith by the Board of Directors of the Company.

                 (i)     If and whenever the Company shall grant
to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each of the then registered holders of the Notes all of such rights, warrants or options being granted by the Company, such holder were the holder of record of the number of whole shares of Common Stock then issuable upon conversion
(assuming, for purposes of this section 6(i), that conversion of Notes is permissible during periods prior to the Conversion Date) of his Notes. Such grant by the Company to the holders of the Notes shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 6.

7.Covenants of Company

The Company convenants and agrees that, so long as this Note shall be outstanding, it will:

               (i) Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

               (ii)    Do or cause to be done all things
        necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

               (iii)  At all times maintain, preserve,
        protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto;

               (iv)    Keep adequately insured by all
        financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

               (v)     At all times keep true and correct
        books, records and accounts.

               (vi)    Engage in any material non-day-to-
        day transaction to which an officer, director or controlling stockholder of the Company is directly or indirectly a party without first obtaining the approval of a majority of independent member of the Board of Directors.

8.Events of Default

A.      This Note shall become and be due and
payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

               (i)  Default in the payment of the
        principal and accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise;

               (ii)  Default in the due observance
        or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Company by the holder of the Note;

              (iii)  Default in the payment of any
        Senior Indebtedness or in the due observance or performance of any covenant, condition or agreement on the part of the Company with respect to any Senior Indebtedness with the result that such Senior Indebtedness shall become due and payable prior to the due date otherwise specified therefor and such default shall continue uncured or such acceleration shall not be rescinded or annulled within thirty
        (30) days after written notice thereof to the Company from the holder of this Note;

              (iv)  Application for, or consent to,
        the appointment of a receiver, trustee or liquidator of the Company or of its property;

              (v)   Admission in writing of the
        Company's inability to pay its debts as they mature;

              (vi)  General assignment by the
        Company for the benefit of creditors;

              (vii)  Filing by the Company of a
        voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

              (viii) Entering against the Company
        of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

              (ix)     The sale by the Company of
        substantially all of its assets; or

              (x)      The merger by the Company with
        or into another corporation, other than for purposes of changing domicile; or

              (xi)     A material breach of the
        Company's representations contained in the
        Subscription Agreement.

                         B. The Company agrees that notice of the occurrence of any event of default will be promptly given to the holder at his or her registered address by certified mail.

                         C.  In case of any one or more of the
        events of default specified above shall happen and be continuing, the holder of this Note may proceed to protect and enforce his rights by suit in the specific performance of any convenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder.

9.      Miscellaneous

             A.      This Note has been issued by the
        Company pursuant to authorization of the Board of Directors of the Company which provides for an aggregate of up to $3,000,000 in face amount of identical Notes to be issued.

             B.      The Company may consider and treat
        the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment (subject to the limitations on transfer contained in the Subscription Agreement) and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices, One Penn Plaza, New York, NY 10119 together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

                 C.      Payments of interest shall be made
        as specified above to the registered owner of this Note. Payment of principal and interest shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity.

                 D.      This Note shall be construed and
        enforced in accordance with the laws of the State of New York.

                 E.      No recourse shall be had for the
        payment of the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director or agent of the Company or of any successor corporation, either directly or through the Company or any success or corporation, under any statute or by the enforcement of any assessment or otherwise, all such liability of the incorporators, stockholders, officers, directors and agents being waived, released and surrendered by the holder hereof by the acceptance of this Note.

                         IN WITNESS WHEREOF, MANAGEMENT
        TECHNOLOGIES, INC. has caused this Note to be signed in its name by its Chairman of the Board.

                          MANAGEMENT TECHNOLOGIES, INC.

                          By:     /s/Clifford Brune
                                  Clifford Brune
                                  Vice President